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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-41465, 333-41467 and 333-88611) of TriPath Imaging, Inc.
(f/k/a AutoCyte, Inc.) ("TriPath") of our report dated February 4, 2000, except for Note 15, as to which the date is February 10, 2000, with respect to the consolidated financial statements of TriPath included in the Annual Report (Form 10-K) for the year ended December 31, 1999.





                                               /s/ ERNST & YOUNG LLP


Raleigh, North Carolina
March 28, 2000